    As filed with the Securities and Exchange Commission on January 27, 1995

                                                   Registration No. 33-56823


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         PRE-EFFECTIVE AMENDMENT NO. 2
                                    FORM S-4
                             REGISTRATION STATEMENT

                                     Under
                           THE SECURITIES ACT OF 1933

                          FIRST FINANCIAL CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

           6712                       Wisconsin                39-1471963

(Primary Standard Industrial   (State of incorporation)     (I.R.S. Employer
 Classification Code Number)                               Identification No.)


 1305 Main Street, Stevens Point, Wisconsin 54481             (715) 341-0400
 ------------------------------------------------            ----------------
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ROBERT M. SALINGER, ESQ.
                          FIRST FINANCIAL CORPORATION

 1305 Main Street, Stevens Point, Wisconsin 54481,             (715) 341-0400
 ------------------------------------------------             ----------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With copies to:

    STUART G. STEIN, ESQ.                           JOHN BRUNO, ESQ.
    Hogan & Hartson L.L.P.                    Muldoon, Murphy & Faucette
  555 Thirteenth Street, N.W.                 5101 Wisconsin Avenue, N.W.
  Washington, D.C. 20004-1109                   Washington, D.C. 20016
        (202) 637-5600                               (202) 362-0840

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

- --------------------------------------------------------------------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Section Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
- --------------------------------------------------------------------------------

                          FIRST FINANCIAL CORPORATION

Cross  Reference  Sheet  Pursuant to Item 501 of Regulation S-K Between Items in
Part I of Form S-4 and Prospectus.

              Items of Form S-4                                            Location in Prospectus

A.   INFORMATION ABOUT THE TRANSACTION

1.   Forepart of Registration Statement and Outside
       Front Cover Page of Prospectus...........................  Forepart of Registration Statement and
                                                                  Outside Front Cover Page of Prospectus

2.   Inside Front and Outside Back Cover Pages of
       Prospectus...............................................  Available Information; Incorporation of
                                                                  Certain Documents by Reference

3.   Risk Factors, Ratio of Earnings to Fixed
       Charges and Other Information............................  Summary; Certain Considerations

4.   Terms of the Transaction...................................  Summary; The Acquisition

5.   Pro Forma Financial Information............................  Summary; Selected Unaudited Pro Forma
                                                                  Condensed Combined Financial Information

6.   Material Contracts With the Company Being
       Acquired.................................................  Summary; The Acquisition

7.   Additional Information Required for
       Reoffering by Persons and Parties Deemed
       to be Underwriters.......................................  Not applicable

8.   Interests of Named Experts and Counsel.....................  Not applicable

9.   Disclosure of Commission Position on
       Indemnification for Securities Act Liabilities...........  Not applicable


B.   INFORMATION ABOUT THE REGISTRANT

10.  Information with Respect to S-3 Registrants................ Summary; Available Information,
                                                                 Incorporation of Certain Documents by
                                                                 Reference; Certain Considerations;
                                                                 Description of FFC Common Stock and
                                                                 Comparison of Stockholder Rights

11.  Incorporation of Certain Information by
       Reference................................................ Incorporation of Certain Documents by


12.  Information with Respect to S-2 or S-3
       Registrants.............................................. Not applicable

13.  Incorporation of Certain Information by
       Reference................................................ Not applicable

14.  Information with Respect to Registrants Other
       Than S-3 or S-2 Registrants.............................. Not applicable

C.   INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.  Information with Respect to S-3 Companies..................  Not applicable

16.  Information with Respect to S-2 or S-3
       Companies................................................  Not applicable

17.  Information with Respect to Companies Other
       Than S-3 or S-2 Companies................................  Summary; Information Concerning FirstRock;
                                                                  FirstRock Management's Discussion and
                                                                  Analysis of Financial
                                                                  Condition and Results of
                                                                  Operations; Market For
                                                                  and Dividends Paid on
                                                                  FirstRock Common
                                                                  Stock; Consolidated
                                                                  Financial Statements of
                                                                  FirstRock

     VOTING AND MANAGEMENT INFORMATION
18.  Information if Proxies, Consents or
       Authorizations are to be Solicited.......................  Summary; The Acquisition; Solicitation,
                                                                  Voting and Revocability of Proxies;
                                                                  Description of FFC Common Stock and
                                                                  Comparison of Stockholder Rights

19.  Information if Proxies, Consents or
       Authorizations are Not to be Solicited or
       in an Exchange Offer.....................................  Not applicable

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 21. Exhibits and Financial Statement Schedules.

         a.       Exhibits

         2.1 Agreement and Plan of Reorganization dated October 26, 1994 among FFC, First Financial Acquisition Company ("Acquisition"), and FirstRock Bancorp, Inc. ("FirstRock") (filed as Exhibit 2.1 to FFC's Current Report on Form 8-K filed November 3, 1994 and incorporated herein by reference).

         2.2 Amendment No. 1 to Agreement and Plan of Reorganization among FFC, Acquisition and FirstRock dated December 5, 1994 (filed as Exhibit 2 to FFC's Current Reporton Form 8-K filed December 7, 1994 and incorporaetd herein by reference).

         2.3 Warrant Agreement dated October 26, 1994 between FFC and FirstRock (filed as Exhibit 2.2 to FFC's Current Report on Form 8-K filed November 3, 1994 and incorporated herein by reference).

         3.1 Restated Articles of Incorporation of Registrant dated January 18, 1995.*

         4.1 Form of Certificate of Common Stock (incorporated herein by reference to Exhibit 4.3 of the Registrant's Registration
                  Statement on Form S-1 (Registration No. 2-88289) filed on December 7, 1983).

         5 Opinion of Robert M. Salinger, Esq. as to the legality of the securities registered hereunder.*

         8        Tax Opinion of Hogan & Hartson, L.L.P.

         21       Subsidiaries of Registrant*

         23.1     Consent of Robert M. Salinger, Esq. (included in Exhibit 5).*

         23.2     Consent of KPMG Peat Marwick LLP.*

         23.3     Consent of Ernst & Young LLP.*

         23.4     Consent of The Chicago Corporation.*

         23.5.    Consent of Hogan & Hartson LLP (included in Exhibit 8).

         28.1     Sections 180.0850   -  180.0859  of   the  Wisconsin  Business
                  Corporation Law.*

         99.1     Form of Proxy for FFC shareholders.*

         99.2     Form of Proxy for FirstRock shareholders.*
__________________
         * previously filed

         b.       Financial Statement Schedules -- None

         c. Report, Opinion or Appraisal -- (attached to this Joint Proxy Statement/Prospectus as Exhibit 1

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stevens Point, State of Wisconsin, on January 27, 1995.

                                                     FIRST FINANCIAL CORPORATION


                                                     By: /s/ John C. Seramur
                                                             John C. Seramur
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below appoints John C. Seramur and Robert M. Salinger, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 27, 1995.

/s/ John C. Seramur                      President and Chief Executive Officer,
    John C. Seramur                      Director



/s/ Thomas H. Neuschaefer                Vice President, Treasurer and
    Thomas H. Neuschaefer                Chief Financial Officer


/s/ Robert S. Gaiswinkler                Chairman of the Board, Director
    Robert S. Gaiswinkler



/s/ Gordon M. Haferbecker                Director
    Gordon M. Haferbecker



/s/ James O. Heinecke                    Director
    James O. Heinecke


/s/ Robert T. Kehr                       Director
    Robert T. Kehr


/s/ Paul C. Kehrer                       Director
    Paul C. Kehrer


/s/ Robert P. Konopack                   Director
    Robert P. Konopacky


/s/ Dr. George R. Leach                  Director
    Dr. George R. Leach


/s/ Ignatius H. Robers                   Director
    Ignatius H. Robers


/s/ John H. Sproule                      Director
    John H. Sproule


/s/ Ralph R. Staven                      Director
    Ralph R. Staven


/s/ Norman L. Wanta                      Director
    Normal L. Wanta


/s/ Arlyn G. West                        Director
    Arlyn G. West

                                 EXHIBIT INDEX


         2.1 Agreement and Plan of Reorganization dated October 26, 1994 among FFC, First Financial Acquisition Company ("Acquisition"), and FirstRock Bancorp, Inc. ("FirstRock") (filed as Exhibit 2.1 to FFC's Current Report on Form 8-K filed November 3, 1994 and incorporated herein by reference).

         2.2 Amendment No. 1 to Agreement and Plan of Reorganization among FFC, Acquisition and FirstRock dated December 5, 1994 (filed as Exhibit 2 to FFC's Current Reporton Form 8-K filed December 7, 1994 and incorporaetd herein by reference).

         2.3 Warrant Agreement dated October 26, 1994 between FFC and FirstRock (filed as Exhibit 2.2 to FFC's Current Report on Form 8-K filed November 3, 1994 and incorporated herein by reference).

         3.1 Restated Articles of Incorporation of Registrant dated January 18, 1995.*

         4.1 Form of Certificate of Common Stock (incorporated herein by reference to Exhibit 4.3 of the Registrant's Registration
                  Statement on Form S-1 (Registration No. 2-88289) filed on December 7, 1983).

         5 Opinion of Robert M. Salinger, Esq. as to the legality of the securities registered hereunder.*

         8        Tax Opinion of Hogan & Hartson, L.L.P.

         21       Subsidiaries of Registrant*

         23.1     Consent of Robert M. Salinger, Esq. (included in Exhibit 5).*

         23.2     Consent of KPMG Peat Marwick LLP.*

         23.3     Consent of Ernst & Young LLP.*

         23.4     Consent of The Chicago Corporation.*

         23.5.    Consent of Hogan & Hartson LLP (included in Exhibit 8).

         28.1     Sections 180.0850   -  180.0859  of   the  Wisconsin  Business
                  Corporation Law.*

         99.1     Form of Proxy for FFC shareholders.*

         99.2     Form of Proxy for FirstRock shareholders.*
__________________
         * previously filed